Exhibit 99.1

CardioDynamics Reschedules Fourth Quarter 2004 Earnings Release and Conference Call

     SAN DIEGO--(BUSINESS WIRE)--Feb. 9, 2005--CardioDynamics (Nasdaq:CDIC) today announced that it is rescheduling its fourth quarter 2004 earnings release and conference call from February 10, 2005 to March 1, 2005 due to additional requirements under Section 404 of the Sarbanes-Oxley Act. The Act specifies additional procedures by both the Company and its auditors that require more time to complete the year-end closing and audit than what historically has been experienced by the Company. The Company will utilize the 15-day extension to timely file its Form 10-K and 45-day extension to complete the assessment of internal controls over financial reporting for fiscal year ended November 30, 2004.

     Conference Call and Webcast Information:

     Michael K. Perry, Chief Executive Officer, and Steve P. Loomis, Chief Financial Officer, will host a summary of CardioDynamics' fourth quarter results and outlook for 2005 in a conference call on March 1, 2005 at 4:30 PM (EST). To access the conference call, dial 800-346-7359 (Code 7784). International participants can call 973-528-0008 (Code 7784). A replay of the call will be available for one month following the call at 800-332-6854 (Code 7784). The international replay number is 973-528-0005 (Code 7784). The webcast is available at http://www.irconnect.com/primecast/04/q4/cdic_4q2004.html.

     About CardioDynamics:

     CardioDynamics (Nasdaq:CDIC), the ICG Company, is the innovator and leader of breakthrough medical technology called Impedance Cardiography (ICG). The Company develops, manufactures and markets noninvasive diagnostic and monitoring technologies and electrodes. The Company's ICG Systems are being used by physicians around the world to help battle the number one killer of men and women -- cardiovascular disease. Partners include GE Healthcare and Philips Medical Systems. For additional information, please refer to the company's Web site at www.cdic.com.

     Forward-Looking (Safe Harbor) Statement:

     Except for the historical and factual information contained herein, this press release contains forward-looking statements, the accuracy of which is necessarily subject to uncertainties and risks including the Company's sole dependence on the BioZ product line, and various uncertainties characteristic of early growth companies, as well as other risks detailed in the Company's filings with the SEC, including its 2003 Form 10-K. The Company does not undertake to update the disclosures contained in this press release.


     CONTACT: CardioDynamics
              Bonnie Ortega, Investor Relations
              800-778-4825, Ext. 1005
              bonnie@cdic.com
              Irene Paigah, Media Relations
              800-778-4825, Ext. 1012
              ip@cdic.com